Exhibit 99.1

MBIA Files Lawsuit against Merrill Lynch; Company Seeks Rescission and Damages for Misrepresentation and Breach of Contract in Connection with $5.7 Billion of Credit Default Swap Contracts

ARMONK, N.Y.--(BUSINESS WIRE)--April 30, 2009--MBIA Inc. (NYSE: MBI) today announced that its insurance subsidiary, MBIA Insurance Corporation (“MBIA”), and LaCrosse Financial Products, LLC (“LaCrosse”) have filed a lawsuit in the Supreme Court of the State of New York against Merrill Lynch, Pierce, Fenner and Smith Inc., and Merrill Lynch International (collectively “Merrill Lynch”). The lawsuit seeks the rescission of certain credit default swap contracts (“CDS Contracts”) and related insurance policies issued to Merrill Lynch as well as damages resulting from Merrill Lynch’s misrepresentations and breaches of contract in connection with MBIA’s $5.7 billion in gross exposure to a series of structured product transactions that Merrill Lynch arranged and marketed between July 2006 and March 2007. More specifically, the suit seeks to void the policies and credit default swaps where Merrill Lynch is the counterparty and to recover damages for MBIA’s losses where the CDS Contracts and related policies were issued to third party counterparties other than Merrill Lynch. LaCrosse is a special purpose vehicle that entered into the CDS Contracts with Merrill Lynch and others that were in turn insured by MBIA.

As detailed in the complaint, MBIA believes that Merrill Lynch’s effort to market the CDS Contracts to MBIA was part of a deliberate strategy to offload billions of dollars in deteriorating U.S. subprime residential mortgages that Merrill Lynch held on its books by packaging them into collateralized debt obligations (“CDOs”) or hedging their exposure through swaps guaranteed by insurers. Based upon Merrill Lynch’s misrepresentations regarding, among other things, the credit quality of the collateral underlying the CDOs and the level of subordination protection, MBIA, through LaCrosse, insured over $5.7 billion of credit default protection on the super-senior and senior tranches of four CDOs. As a direct result of Merrill Lynch’s misrepresentations and breaches of contract, MBIA now faces expected losses on these four CDOs presently estimated to be in excess of several hundred million dollars.

Commenting on the lawsuit, Jay Brown, MBIA CEO, said, “Today’s action is consistent with our intention to pursue all available remedies against those parties whose improper actions have directly resulted in substantial losses for MBIA and its shareholders. Although we will honor all legitimate claims by third-party policyholders, in this case Merrill Lynch is both the beneficiary of some of our policies and the party who improperly induced MBIA to issue these policies. Consequently, we are asking the court to rescind the contracts with Merrill Lynch and require them to compensate us for our payments to other counterparties.”

A copy of the complaint is available on MBIA’s web site, www.mbia.com.

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Please visit MBIA's Web site at www.mbia.com.

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